D E  V I S S E R  G R A Y

CHARTERED ACCOUNTANTS

401 - 905 West Pender Street

Vancouver, BC Canada

V6C 1L6

Tel: (604) 687-5447

Fax: (604) 687-6737

CONSENT OF INDEPENDENT ACCOUNTANTS

We hereby consent to the incorporation by reference in this Registration Statement on Form S-8 of Alamos Gold Inc. (“the Company”), of our report dated April 20, 2004.  This report relates to the financial statements which appear in the annual report of the Company on Form 40-F for the year ended December 31, 2003, filed on June 4, 2004.

“De Visser Gray”

CHARTERED ACCOUNTANTS

Vancouver, British Columbia

November 15, 2004